Exhibit 5.1

September 19, 2013

Agenus Inc.

3 Forbes Road

Lexington, Massachusetts 02421

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (File No. 333-185657) (the “Registration Statement”), of Agenus Inc, a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Securities Act”), and the prospectus included in it (the “Base Prospectus”), as supplemented by the prospectus supplement dated September 18, 2013 (the “Final Prospectus Supplement” and, the Base Prospectus as so supplemented, the “Final Prospectus”), covering 3,333,333 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and warrants (the “Warrants” and, together with the Shares, the “Securities”) to purchase 1,000,000 shares of Common Stock (the “Warrant Shares”). The Securities are being sold pursuant to one or more Securities Purchase Agreements substantially in the form filed as an Exhibit to a Current Report on Form 8-K of the Company, incorporated by reference into the Registration Statement and the Final Prospectus.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that (i) the Shares, when issued and sold as contemplated in the Registration Statement and the Final Prospectus, will be validly issued, fully paid and non-assessable, (ii) the Warrants, when issued and sold as contemplated in the Registration Statement and the Final Prospectus, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and by general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law), and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

Agenus Inc.

September 19, 2013

This opinion is limited to the Delaware General Corporation Law (which includes applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution) and the laws of The Commonwealth of Massachusetts and the federal laws of the United States of America. We hereby consent to your filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K to be incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Final Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

This opinion is limited to the matters expressly set forth herein. This opinion is given and speaks only as of the date hereof and is limited to our knowledge of the facts and the laws, statutes, rules and regulations, and judicial and administrative interpretations thereof, as currently in effect, and assumes no event will take place in the future which will affect the opinions set forth herein. These are all subject to change, possibly with retroactive effect. We assume no obligation to advise any party of changes of any kind that may hereafter be brought to our attention, even if such changes would affect our opinion, or to update or supplement this opinion after the date hereof.

Very truly yours,

/s/ CHOATE, HALL & STEWART LLP
CHOATE, HALL & STEWART LLP